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                                                                   EXHIBIT 23(B)

                         [DELOITTE & TOUCHE LETTERHEAD]

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

POTASH CORPORATION OF SASKATCHEWAN INC.

     We hereby consent to the incorporation of our report dated February 12, 1998, incorporated by reference in the Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. ("PCS") for the year ended December 31, 1997, into PCS's Registration Statement on Form S-8 for the registration of 1,000,000 of its Common Shares.

DELOITTE & TOUCHE
Chartered Accountants

Saskatoon, Saskatchewan, Canada
May 19, 1998